SMC CORPORATION                                                       EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

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
                                                                   Three Months
                                                                       Ended
                                                                  March 31, 1998
                                                                  --------------
Basic Earnings Per Share:

     Weighted average number of shares                                 6,439,777
                                                                       =========

Diluted Earnings Per Share:

     Weighted average number of shares                                 6,439,777

     Stock option plan shares to be issued at prices
     ranging from $7.375 to $9.00 per share                              965,500

     Warrant issues at a price of $9.30 per share                        125,000

     Less: Assumed purchase of shares by the Company at the
           average market price during the period using the
           proceeds received upon the assumed exercise of
           the outstanding options and warrants                       (1,022,902)

           Total Diluted Shares                                        6,507,375
                                                                       =========
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